                                                                 EXHIBIT 10.10





                             INFOMED HOLDINGS, INC.
                              PROFIT SHARING PLAN





                                                               Amended Effective
                                                               November 1, 1996

                               TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
Section 1.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     "Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3     "Annual Compensation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4     "Beneficiary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.5     "Break in Service" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.6     "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.7     "Company Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.8     "Disability" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.9     "Employee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.10    "Employer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.11    "ERISA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.12    "Escrowed Funds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.13    "ESOP" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.14    "Fair Market Value"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.15    "Fiduciary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.16    "Hour of Service"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.17    "Investment Committee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.18    "Investment Manager" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.19    "Member" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.20    "Named Fiduciary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.21    "Normal Retirement Age"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.22    "Plan Administrator" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.23    "Plan Year"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.24    "Publicly Traded"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.25    "Put and First Refusal Rights" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.26    "Qualified Annuity Payment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.27    "Retirement Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.28    "Trust"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.29    "Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.30    "Valuation Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.31    "Vesting Service"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Section 2.       ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.1     Former Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.2     Former Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.3     New Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.4     Limitation of Rights of Membership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.5     Frozen Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

Section 3.       CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.1     Employer Discretionary Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.2     Member Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

Section 4.       ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.1     Allocations of Employer Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.2     Allocations of Income or Loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Section 5.       DEATH BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.1     Death Before Termination of Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.2     Death After Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.3     Death of Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.4     Terms of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Section 6.       PAYMENT OF BENEFITS ON RETIREMENT OR DEATH . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         6.1     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         6.2     Distribution Forms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         6.3     Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.4     Qualified Annuity Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.5     Death Before Annuity Payments Commence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.6     Consent to Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.7     Minimum Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.8     Direct Rollover  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Section 7.       PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.1     Transfer Not Termination of Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.2     Termination Prior to Death or Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.3     Vested Portion of Member Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.4     Distribution Rules and Consent to Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.5     Forfeiture and Restoration of Nonvested Amounts. . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.6     Rights Upon Change in Vesting Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 8.       CONDITIONS OF DISTRIBUTION OF COMPANY STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8.1     Stock Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8.2     Member Compliance With Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8.3     Put and First Refusal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

Section 9.       ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.1     Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.2     Operation of the Plan Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.3     Fiduciary Responsibilities and Allocation of Duties. . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.4     Duties of the Plan Administrator.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.5     Investment Manager . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.6     Investment Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.7     Action by the Company or an Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         9.8     Voting and Decisions Regarding Company Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 10.      CLAIM REVIEW PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 11.      LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS . . . .  24
         11.1    Anti-Alienation Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         11.2    Payments to Legal Guardians  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         11.3    Lost Members and Beneficiaries 25

Section 12.      AMENDMENT TO OR TERMINATION OF THE PLAN AND THE TRUST  . . . . . . . . . . . . . . . . . . . . . . .  25
         12.1    Amendment and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         12.2    Termination of Adoption by an Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         12.3    Effect of Plan Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         12.4    Qualification Determination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         12.5    Plan Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Section 13.      ADOPTION OF THE PLAN BY AFFILIATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Section 14.      QUALIFICATION AND RETURN OF CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         14.1    Contributions Conditioned on Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         14.2    Mistake of Fact and Nondeductibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         14.3    Amount to be Returned  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Section 15.      GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

Section 16.      INSURANCE CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         16.1    Right to Hold Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         16.2    Incidental Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         16.3    Policy Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

Section 17.      INCORPORATION OF SPECIAL LIMITATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

APPENDIX A              LIMITATION ON ALLOCATIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

APPENDIX B              TOP-HEAVY PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                             INFOMED HOLDINGS, INC.
                              PROFIT SHARING PLAN

         THIS INDENTURE made on the _____ day of October ___, 1996, by CENTRAL HEALTH HOLDING COMPANY, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company") and InfoMed Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware;

                                 INTRODUCTION:

         Effective September 29, 1988, the Company sponsored an employee stock ownership plan, within the meaning of section 4975(e)(7) of the Internal Revenue Code of 1986 (the "Code"), that is known as the Central Health Holding Company, Inc. Employee Stock Ownership Plan (the "Plan"), and has received a letter of determination from the Internal Revenue Service that the Plan is qualified under section 401(a) of the Code. The Company amended and restated the Plan, generally effective January 1, 1989, under a plan document dated February 26, 1993 and subsequently amended the Plan by amendments dated July 25, 1994, October 18, 1994 and December 23, 1995, and the Plan was again amended and restated on January 17, 1996.

         As of November __, 1996, (the "Acquisition Date"), substantially all of the stock of the Company is to be acquired by HCA, Inc. (the "Acquisition"). In connection with the Acquisition, the Company now desires to amend and restate the Plan as a profit sharing plan within the meaning of Treasury Regulations Section 1.401-1(b)(1)(ii) and to provide that the Company and its subsidiaries will no longer be a sponsor of the Plan and to provide that InfoMed Holdings, Inc. and its electing affiliates will be sponsors of the Plan.

         NOW, THEREFORE, the Company and InfoMed Holdings,Inc. hereby amend and restate the Plan, generally effective and conditioned upon the closing of the Acquisition on November __, 1996 (the "Effective Time"), except as otherwise noted, to read as follows:

                                   SECTION 1.
                                  DEFINITIONS

         1.1 "Account" means the accounts maintained to reflect a Member's interest in the Plan. The Plan Administrator shall maintain separate accounts, subaccounts and suspense accounts for each Member (each of which shall be adjusted pursuant to the Plan to reflect income, gains, losses and other credits or charges attributable thereto), two of which shall be designated as follows:

                 (a) Central Health Account. A Member's interest in the account consisting as of the Effective Time of (i) the proceeds received from HCA, Inc. in consideration for the Company Stock held in such Member's account under the ESOP under the terms of the Plan immediately before the Acquisition Date, other than the Escrowed Funds, (ii) the portion of the Escrowed Funds, plus earnings, released from escrow to the Plan that are attributable to the proceeds received from HCA, Inc. in consideration for the Company Stock held in such Member's account under the ESOP under the terms of the Plan immediately before the Acquisition Date, and (iii) any other assets held in a Member's account under the ESOP under the terms of the Plan immediately before the Acquisition Date.

                 (b) InfoMed Account. A Member's interest in the account consisting, as of the Effective Time, of the Company Stock held in the Profit Sharing Stock Account under the terms of the Plan immediately before the Acquisition Date plus a Member's interest in the account consisting, as of the Effective Time, of the portion of the assets held by his "Profit Sharing Other Investment Account" under the terms of the Plan immediately before the Effective Time.

         1.2 "Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as is an Employer, (ii) any other trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the
Code) with an Employer, (iii) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) with an Employer, and (iv) any other entity required to be aggregated with an Employer pursuant section 414(o) of the Code.

         1.3 "Annual Compensation" means the amount paid to an Employee by an Employer (and Affiliates during a Plan Year as wages within the meaning of section 3401(a) of the Code for which an Employer is required to furnish its Employees a written statement under sections 6041(d), 6051(a)(3) and 6052 of the Code (currently reported on Form W-2 in the box entitled "wages, tips, other compensation"). Annual Compensation shall be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Annual Compensation shall not exceed $150,000, as adjusted by the Secretary of the Treasury for the cost of living. The cost of living adjustment in effect for a calendar year applies to any period beginning in such calendar year which does not exceed 12 months and over which the Plan Administrator determines Annual Compensation. If a period over which the Plan Administrator determines Annual Compensation is shorter than 12 months, the Annual Compensation limit, as adjusted, will be multiplied by a fraction the numerator of which is the number of months in the determination period, and the denominator of which is 12. Notwithstanding the above, Annual Compensation shall be determined as follows:

                 (a) in determining contributions under Section 3 and allocations under Section 4 with respect to each Employer, Annual Compensation shall only include amounts received from that Employer for the portion of the Plan Year during which the Employee was a Member;

                 (b) for purposes of applying the $150,000 limits, as adjusted, with respect to Sections 3 and 4, the rules contained in Subsection
(b) of definition of the term "Highly Compensated Employee" in Appendix A shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan Year; and

                 (c) for all purposes under the Plan except Appendix A, Annual Compensation shall include any amount contributed by an Employer on behalf of an Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under sections 125, 402(e)(3) or 402(h) of the Code.

         1.4 "Beneficiary" means the person or trust that a Member designated most recently in writing to the Plan Administrator. If the Member has failed to make a designation, no person designated is alive or if no trust has been established, and no successor Beneficiary has been designated who is alive or in existence, the term "Beneficiary" means (i) the Member's spouse, or
(ii) if no spouse is alive, the Member's surviving children, or (iii) if no children are alive, the Member's grandchildren, or (iv) if no grandchildren are alive, the Member's parent or parents, or (v) if no parent is alive, the legal representative of the deceased Member's estate; provided, however, that the spouse of a married Member shall be his Beneficiary unless that spouse has consented in writing to the designation by the Member of some other person or trust and the spouse's consent acknowledges the effect of the designation and is witnessed by a notary public. A Member may change his designation at any time. However, a Member may not change his designation without further consent of his spouse under the terms of the preceding sentence unless the spouse's consent permits designation of another person or trust without further spousal consent and acknowledges that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily relinquishes this right. The spouse's consent shall not be required if the Member establishes to the satisfaction of the Plan Administrator that the spouse cannot be located, if the Member has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a "qualified domestic relations order" (as defined in section 414(p) of the Code) provides otherwise, or under circumstances as the Secretary of the Treasury prescribes. If the spouse is legally incompetent to give consent, consent by the spouse's legal guardian shall be deemed to be consent by the spouse.

         1.5 "Break in Service" means the failure of an Employee, in connection with a termination of employment other than by reason of death or attainment of a Retirement Date, to complete more than 500 Hours of Service in any Plan Year.

         1.6     "Code" means the Internal Revenue Code of 1986, as amended.

         1.7 "Company Stock" means an employer security issued by an Employer or an Affiliate which is (i) stock, or (ii) a bond, debenture, note, or certificate or other evidence of indebtedness which is described in section 407(e) of ERISA.

         1.8 "Disability" means a disability of a Member within the meaning of section 72(m)(7) of the Internal Revenue Code of 1986; that is, the Member is unable to engage in any substantial gainful activity with the Employer or any other employer, by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. For example, a home health aide who suffers a back injury and who, in accordance with applicable law, can no longer physically perform the duties of a home health aide, but who can physically perform the duties of another position, such as a clerk with the Employer or any other employer, regardless of whether the Member has the skills and qualifications to be a clerk, and regardless of whether a clerk's position actually exists with the Employer or any other employer, would not be considered as subject to a Disability. A Member who claims to have a Disability shall submit to the Plan Administrator a written request for Disability status together with medical evidence from a licensed physician identifying the existence of a Disability within the meaning of this definition. The Plan Administrator may then elect to have the Member submit to an examination by a licensed physician selected by the Plan Administrator. The determination as to whether a Member is subject to a Disability shall be made at the sole discretion of the Plan Administrator based on medical evidence submitted by either or both of the physicians.

         1.9 "Employee" means an employee of an Employer other than an employee who (i) is covered by a collective bargaining agreement between a union and an Employer, provided that retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement provides for participation in the Plan, (ii) is a leased employee within the meaning of Code
Section 414(n)(2), (iii) is deemed to be an employee of an Employer pursuant to regulations under Code Section 414(o), or (iv) is a nonresident alien who receives no earned income within the meaning of Code Section 911(d)(2) from an Employer which constitutes income from sources within the United States within the meaning of Code Section 861(a)(3).

         1.10 "Employer" means individually (i) the Company, (ii) Central Health Services, Inc., Community Home Nursing Care, Inc., DeKalb Home Health Services, Inc., Clinical Arts Home Care Services, Inc., North Georgia Home Health Agency, Inc., Northwest Florida Home Health Agency, Inc., Healthfield Services of Middle Georgia, Inc., Med-Care, Inc., Tugaloo Home Health Agency, Inc. and Central Home Health Care of Chattanooga, Inc. (the "Subsidiaries"),
(iii) InfoMed Holdings, Inc. and S Consulting, Inc. and (iv) each Affiliate which has adopted the Plan and Trust; provided however, that immediately preceding the Effective Time each of the Company and the Subsidiaries shall cease to be an Employer with respect to the Plan and InfoMed Holdings, Inc. and its Affiliates that adopt the Plan shall be an Employer.

         1.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.12 "Escrowed Funds" means amounts held in escrow with respect to the ESOP in connection with the Acquisition.

         1.13 "ESOP" means the employee stock ownership plan as defined in Code Section 4975(e)(7) which was established under the terms of the Plan immediately before the Effective Time.

         1.14 "Fair Market Value" refers to the adequacy of the consideration for which Company Stock may be acquired or sold and means, as applicable:

                 (a) The closing price of the Company Stock on the principal securities exchange on which it is traded on the day immediately preceding the date as of which Fair Market Value is being determined or, if no Company Stock was traded on the immediately preceding day, on the next preceding trading date.

                 (b) If Company Stock is not traded on a securities exchange, but is reported by the National Association of Securities Dealers, Inc. Automated Quotation System and market information is published on a regular basis in The New York Times or The Wall Street Journal, the average of the published high and low sales price or the published daily bid and asked prices, as so published, on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such prices were published.

                 (c) If such market information is not published on a regular basis, the average of the high bid and low asked prices of Company Stock in the over-the-counter market on the date immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded, as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, by a generally accepted reporting service.

                 (d) If Company Stock is not publicly traded, Fair Market Value shall be the value determined in good faith by the Trustee.

         1.15 "Fiduciary" means each Named Fiduciary and any other person who exercises any discretionary authority or control regarding management of the Plan, any person who has any discretionary authority or responsibility in the administration of the Plan, any other person who renders investment advice for a fee or has any authority or responsibility to do so with respect to any assets of the Plan, or any other person who exercises any authority or control respecting management or disposition of assets of the Plan.

         1.16    "Hour of Service" means:

                 (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer or any Affiliate during the applicable computation period, and such hours shall be credited to the computation period in which the duties are performed;

                 (b) Each hour for which an Employee is paid, or entitled to payment, by an Employer or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;

                 (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or any Affiliate, and such hours shall be credited to the computation period or periods to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) of this Section shall be subject to the limitations set forth in Subsection (e);

                 (d) Solely for purposes of determining whether a Break in Service has occurred, each hour during any period that the Employee is absent from work (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for such child for a period immediately following its birth or placement. The hours described in this Subsection (d) shall be credited (A) only in the computation period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that year solely because of that credit, or (B), in any other case, in the next following computation period;

                 (e) In no event shall an Employee be credited with more than 501 Hours of Service during any single continuous period during which he performs no duties for the Employer or Affiliate;

                 (f) In the event that an Employer or an Affiliate acquires substantially all of the assets of another corporation or entity, or a controlling interest in the stock of another corporation, or merges with another corporation or entity and is the surviving entity, then service of an Employee who was employed by the prior corporation or entity and who is employed by the Employer or an Affiliate at the time of the acquisition or merger shall, with the consent of the Employer, be counted in the manner provided in resolutions adopted by the Employer authorizing the counting of such service and otherwise consistent with applicable Treasury Regulations;

                 (g) Hours of Service performed for an Employer or any of its Affiliates prior to the Effective Time shall continue to be counted for all purposes under the Plan as Hours of Service; and

                 (h) An Employee shall be credited with each Hour of Service in accordance with the provisions of this Section, even if such Employee is described in (i), (ii), (iii) or (iv) of the Section containing the definition of Employee.

         1.17 "Investment Committee" means a committee which may be established to direct the Trustee with respect to investments of the Plan.

         1.18 "Investment Manager" means a Fiduciary, other than the Trustee, the Plan Administrator or an Employer, who may be appointed by the
Trustee:

                 (a) who has the power to manage, acquire or dispose of the assets of the Plan or a portion thereof;

                 (b) who (i) is registered as an investment adviser under the Investment Advisers Act of 1940, (ii) is a bank as defined in that Act, or
(iii) is an insurance company qualified to perform services described in Subsection (a) above under the laws of more than one state; and

                 (c) who has acknowledged in writing that he is a Fiduciary with respect to the Plan.

         1.19 "Member" means any Employee or former Employee who has become a participant in the Plan pursuant to Section 2 for so long as his vested Account has not been fully distributed pursuant to the Plan.

         1.20    "Named Fiduciary" means only the following:

                 (a)      the Plan Administrator;

                 (b)      the Trustee;

                 (c)      the Investment Committee; and

                 (d)      the Investment Manager.

         1.21 "Normal Retirement Age" means the later of age 65 or the fifth anniversary of membership in the Plan.

         1.22 "Plan Administrator" means the organization or person designated to administer the Plan.

         1.23    "Plan Year" means the calendar year.

         1.24 "Publicly Traded" means Company Stock that is listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934 (15 U.S.C. Section 78f) or that is quoted on a system sponsored by a national securities association registered under section 15A(b) of the Securities Exchange Act (15 U.S.C. Section 780).

         1.25 "Put and First Refusal Rights" means the rights of a Member or Beneficiary described in Section 10.3.

         1.26 "Qualified Annuity Payment" means an annuity, described below, which shall be purchased from an insurance company designated by the Plan Administrator in writing to the Trustee, and shall be distributed to the Member, his spouse, or his Beneficiary as the case may be. The distribution shall be in full satisfaction of the benefits to which the Member, his spouse or his Beneficiary is entitled under the Plan. For purposes of this Section, actuarial equivalence shall be determined based on factors employed by the insurance company from which the annuity is purchased and any commissions or other costs associated with the purchase.

                 (a) In the case of a Member who is not married on the date payments to the Member are to commence under the terms of the Plan, a single life annuity, payable in monthly installments for the life of the Member, which is the actuarial equivalent of an immediate lump sum payment of the Member's vested Account.

                 (b) In the case of a Member who is married on the date payments are to commence under the terms of the Plan, a joint and survivor annuity, payable in monthly installments, which is an immediate annuity for the life of the Member with a survivor annuity for the life of his spouse which is 50%, 75% or 100% (at the election of the Member) of the amount of the annuity payable during the joint lives of the Member and his spouse and which is the actuarial equivalent of an immediate lump sum payment of the Member's vested Account.

                 (c) In the case of a Member who dies while married before payments are to commence under the terms of the Plan, an immediate single life annuity, payable in monthly installments for the life of his spouse, which is the actuarial equivalent of an immediate lump sum payment of the Member's vested Account.

         1.27 "Retirement Date" means the date on which the Member retires on or after (i) attaining Normal Retirement Age, (ii) the date which is ten years prior to Normal Retirement Age, or (iii) becoming subject to a Disability.

         1.28 "Trust" means the trust established to hold the assets of the Plan.

         1.29 "Trustee" means the trustee or trustees named in the Trust agreement.

         1.30 "Valuation Date" means the last day of each Plan Year and any other date the Plan Administrator determines.

         1.31 "Vesting Service" means each year of Vesting Service through December 31, 1995 as determined under the Plan prior to this amendment and restatement and each Plan Year commencing on or after January 1, 1996, during which an Employee has completed at least 1,000 Hours of Service. However, Vesting Service shall not include:

                 (a) all service in Plan Years after an Employee incurs five consecutive Breaks in Service, for purposes of determining the Member's vested interest in Employer contributions made before such period;

                 (b) all service before a period of five consecutive Breaks in Service, in the case of an Employee who has no vested right in Employer contributions; and

                 (c) all service with an Employer accrued before the Employer adopted the Plan under a plan that was not amended and restated into this Plan, unless otherwise specified by the an Employer.

Notwithstanding the foregoing, in the event that a Plan Year of less than 12 months exists with respect to a Plan Sponsor, an Employee of that Plan Sponsor will receive a year of Vesting Service for the short Plan Year if he performs at least 1,000 Hours of Service during the twelve-consecutive month period beginning with the first day of that short Plan Year and ending twelve months after that date.

                                   SECTION 2.
                                  ELIGIBILITY

         2.1 Former Members. Each former Member who is reemployed by an Employer shall become a Member as of his reemployment as an Employee.

         2.2 Former Employees. Each former Employee who terminates employment with an Employer before becoming a Member shall become a Member as of the latest of the date he (a) is reemployed (b) would have become a Member if he had not terminated employment or (c) becomes an Employee.

         2.3 New Employees. Each other Employee shall become a Member as of the date on which he is employed by an Employer.

         2.4 Limitation of Rights of Membership. Membership in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan and the Trust by any Employer shall not be construed to give any Employee a right to continued employment with an Employer or as interfering with the right of an Employer to terminate the employment of any Employee at any time.

         2.5 Frozen Plan. Notwithstanding any other provision hereof, no person who is not already a Member shall become a Member after the Effective Time, except for a rehired Employee whose Account is restored pursuant to the cash-out/buy-back provisions of Plan Section 7.

                                   SECTION 3.
                                 CONTRIBUTIONS

         3.1 Employer Discretionary Contributions. For each Plan Year, each Employer may make a contribution in the form of Company Stock, cash or other property. The amount of the contribution will be determined by each Employer. For Plan Years after December 31, 1996, forfeitures shall reduce Employer contributions.

         3.2 Member Contributions. No contributions are required or permitted to be made by Members.

                                   SECTION 4.
                                  ALLOCATIONS

         4.1     Allocations of Employer Contributions.

                 (a) As of the last day of each Plan Year ending after December 31, 1994, Employer contributions to the Plan for that Plan Year and any forfeitures shall be allocated to the InfoMed Account of each Member who has been credited with one year of Vesting Service for the Plan Year and who was employed by that Employer on the last day of the Plan Year, in the proportion that the Member's Annual Compensation bears to the aggregate of the Annual Compensation of all such Members.

                 (b) Notwithstanding anything to the contrary herein, contributions of an Employer for the 1996 Plan Year shall be allocated to the InfoMed Account of each Member who as of the Acquisition Date has been credited with at least a number of Hours of Service in the 1996 Plan Year equal to 1000 multiplied by a fraction, the numerator of which is the number of days in the Plan Year through the Acquisition Date and the denominator of which is 365 and who is employed by that Employer on the Acquisition Date immediately prior to the Effective Time, in the proportion that the Member's Annual Compensation as of the Acquisition Date bears to the Annual Compensation as of the Acquisition Date of all such Members.

         4.2     Allocations of Income or Loss.

                 (a) Except as otherwise provided in the Plan and Trust, as of each Valuation Date, the Plan Administrator shall allocate to each Account its share of the net income or net loss of the Trust (or each individual fund, if any, established pursuant to the Trust) as set forth below.

                 (1) Any cash dividends paid or other cash income received with respect to Company Stock allocated to a Member's Account, of a Member as of the record date on which the cash dividend was declared or the date the other cash income was accrued and any income attributable to the cash dividend or other income shall be allocated to the Member's Account.

                 (2) Any additional shares of Company Stock which are issued with respect to Company Stock held in a Member's Account, including, but not limited to, stock dividends, shall be allocated to each such Account as of the Valuation Date coinciding with or next following the date on which the additional shares of Company Stock are delivered to the Trustee. The additional shares of Company Stock shall be allocated to each such Account based upon the number of shares of Company Stock in each such Account as of the record date.

                 (3) Except as otherwise provided in this Section 4, the net income and loss of the Trust (or of each individual fund, if any established pursuant to the Trust) shall be determined separately by the Trustee as of each Valuation Date as follows:

                          (A) To the cash income since the last Valuation Date there shall be added or subtracted any net increase or decrease in the fair market value of the Trust assets, any gain or loss on the sale or exchange of assets, accrued interest with respect to any interest-bearing security, the amount of any dividend declared but not paid on shares of stock if the market quotation used in determining the value of the shares is ex-dividend, and the amount of any other assets determined by the Trustee to be income.

                          (B) From the sum in Paragraph (A) above there shall be deducted all expenses and liabilities accrued since the last Valuation Date which are proper under the provisions of the Plan and Trust and which in the discretion of the Trustee are properly chargeable against income for the period.

         The net income or net loss so determined shall be allocated as of the Valuation Date to each of those Accounts in the proportion that the value of each (invested in that individual fund, if applicable) bears to the total value of all such Accounts (invested in that individual fund, if applicable) as of the preceding Valuation Date.

                                   SECTION 5.
                                 DEATH BENEFITS

         5.1 Death Before Termination of Employment. If a Member is an Employee at the time of his death, his Beneficiary shall be entitled to the full value of his Account.

         5.2 Death After Termination of Employment. If a Member who is not an Employee dies before the distribution of his vested Account, his Beneficiary shall be entitled to such vested Account.

         5.3 Death of Beneficiary. If, subsequent to the death of a Member, his Beneficiary dies while entitled to receive benefits under the Plan, any successor to the Beneficiary named under parts (i), (ii), or (iii) of the Section defining the term Beneficiary shall generally be entitled to receive the Member's unpaid vested Account. However, if the deceased Beneficiary was the Member's spouse at the time of the Member's death, or if no successor Beneficiary was designated by the Member and is alive and no Beneficiary listed under parts (i), (ii) or (iii) of the Section defining the term Beneficiary is alive, the Member's unpaid vested Account shall be paid to the personal representative of the deceased Beneficiary's estate.

         5.4 Terms of Distribution. Any benefit payable under this Section 5 shall be paid in accordance with and subject to the provisions of Section 6 or 7, whichever is applicable.

                                   SECTION 6.
                   PAYMENT OF BENEFITS ON RETIREMENT OR DEATH

         6.1 General. The benefit of a Member who has attained his Retirement Date or died while an Employee shall be the full value of his Account. The Member's benefit shall be determined as of the Valuation Date coinciding with or immediately preceding the Member's Retirement Date or death, adjusted for a pro rata share of any income, gains and losses attributable thereto through the Valuation Date coinciding with or immediately preceding the date the Member's Account is paid. Payment to a Member or his Beneficiary shall commence as soon as administratively feasible but no later than 60 days after the end of the Plan Year in which the Retirement Date or death occurs. Notwithstanding the foregoing, a Member whose Retirement Date is attributable to a Disability may elect to commence receiving a distribution as soon as administratively feasible after his Retirement Date in an amount not to exceed one half of his Account as of the Valuation Date preceding his Retirement Date.

         6.2 Distribution Forms. Except as provided in Section 6.4, at the election of the Member or Beneficiary, the payment of a Member's vested (i) InfoMed Account shall be made in cash or Company Stock and (ii) Central Health Account shall be made in cash (or to the extent consisting of Company Stock, in kind). Cash payment of the portion of the Member's vested Account that is invested in Company Stock shall be made at the Fair Market Value of Company Stock and the remaining portion shall be made at the value determined by the Trustee on the Valuation Date next preceding the date of payment. Payments shall be made according to the schedule elected by the Member below:

                 (a)      In a single sum.

                 (b) Installments paid at least annually over a period not exceeding the joint life expectancies of the Member and his Beneficiary.

                 (c)      A direct rollover, according to Section 6.8.

Notwithstanding the above, if the value of a Member's vested Account does not exceed $3,500 or did not exceed $3,500 at the time of any prior payment, payment shall be made in a single sum. Cash payment of any Escrowed Funds that are released from escrow will be paid out to Members in accordance with the Member's distribution election following the allocation of such amounts to the Member's Accounts. If a Member has selected installment or annuity distributions, any funds released from the Escrowed Funds will be added to the distribution amount remaining to be paid under the Member's installment election and will be paid out over the Member's remaining installment or annuity period.

         6.3 Fractional Shares. In order to distribute in cash the value of any fractional share of Company Stock in a Member's Account, the Trustee may exchange any fractional share for cash in the Accounts of all Members to the extent that the required amount of cash is available. The fractional share shall immediately be allocated to the Accounts of all Members.

         6.4 Qualified Annuity Payment. If the value of the Member's Account exceeds $3,500, or exceeded $3,500 at the time of any prior payment, the payment of the cash portion of a Member's Account shall be made in the form of a Qualified Annuity Payment unless the Member and his spouse make a written election, during the applicable election period (as defined below), to receive an alternate form of payment permitted under Section 6.4(b). The term "applicable election period" means, with respect to a Qualified Annuity Payment described in Subsection (a) or (b) of the Section containing the definition of Qualified Annuity Payment, the 90-day period ending on the first day on which the Member is entitled to payment from the Trust, and with respect to a Qualified Annuity Payment described in Subsection (c) of the Section containing the definition of Qualified Annuity Payment, the period which begins on the first day of the Plan Year in which an Employee becomes a Member and which ends on the date of his death. In the case of a married Member, an election shall not be effective unless spousal consent is obtained in accordance with the provisions of the Section defining the term Beneficiary.

                 (a) Any waiver of a Qualified Annuity Payment described in Subsection (c) made before the first day of the Plan Year in which the Member attains age 35 shall be invalid as of the first day of the Plan Year in which the Member attains age 35, and the provisions of the Section containing the definition of Beneficiary shall control unless a new waiver is obtained.

                 (b) If an election described in Subsection (a) above is made, the Member shall select one of the alternate forms of payment described in Section 6.2(a) or (b).

                 (c) The Plan Administrator shall furnish to the Member a written explanation of:

                 (1) the terms and conditions of the Qualified Annuity Payment including the material features of the alternate forms of payment under the Plan,

                 (2) the Member's right to make, and the effect of, an election not to receive the Qualified Annuity Payment,

                  (3) the rights of the Member's spouse described in this Section, and

                 (4) the right to make, and the effect of, a revocation of an election pursuant to this Section.

                 (d) In the case of a Qualified Annuity Payment described under Subsection (a) or (b) of the Section containing the definition of Qualified Annuity Payment, the written explanation shall be provided to the Member not less than 30 days nor more than 90 days before the first date on which he is entitled to payment from the Trust. In the case of a Qualified Annuity Payment described under Subsection (c) of the Section containing the definition of Qualified Annuity Payment, the written explanation shall be provided to the Member in whichever of the following periods ends last:

                 (1) The period beginning with the first day of the Plan Year in which the Member attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Member attains age 35.

                 (2) The period beginning one year before and ending one year after the Employee first becomes a Member.

                 (3) The period beginning one year before and ending one year after the provisions of this Subsection (d) apply to the Member.

                 (4) In the case of a Member who separates from service before attaining age 35, the written explanation shall be provided in the period beginning one year before and ending one year after separation from service.

                 (e) A Member may revoke any election not to receive payment in the form of a Qualified Annuity Payment at any time before commencement of payments, and may make a new election at any time prior to the commencement of payments.

         6.5 Death Before Annuity Payments Commence. If a Member elects a Qualified Annuity Payment, and his spouse dies after the election but before benefit payments have commenced, the election will be null and void.

         6.6 Consent to Payment. If a Member's vested Account exceeds $3,500, or exceeded $3,500 at the time of any prior payment, it shall not be paid prior to his Normal Retirement Age without his consent or, if applicable, without the consent of his spouse, except in the event applicable law requires or authorizes a payment before his Normal Retirement Age. The Plan Administrator shall provide such Member with an explanation of the optional forms of payment available under Section 6.2 of the Plan including the material features and relative values of such forms. The Plan Administrator shall provide such explanation no less than 30 days and no more than 90 days before the first day of the first period for which a payment is to be made.

         6.7 Minimum Distributions. The payments to be made to a Member shall satisfy the incidental death benefit requirements under section 401(a)(9)(G) of the Code and the regulations thereunder. In addition:

                 (a) Prior to the death of a Member, all retirement payments hereunder shall:

                 (1) be distributed to the Member not later than the required beginning date (as defined below) or,

                 (2) be distributed, commencing not later than the required beginning date (as defined below):

                          (A) in accordance with Treasury Regulations, over a period not extending beyond the life of the Member or over the lives of the Member and his designated individual Beneficiary, or

                          (B) in accordance with Treasury Regulations, over a period not extending beyond the life expectancy of the Member or the joint life and last survivor expectancy of the Member and his designated individual Beneficiary.

                 (b)      (1) If:

                          (A) the distribution of a Member's retirement payments have begun in accordance with Subsection (a)(2) of this Section, and

                          (B) the Member dies before his entire vested Account has been distributed to him,

         then the remaining portion of his vested Account shall be distributed at least as rapidly as under the method of distribution being used under Subsection (a)(2) of this Section as of the date of his death.

                 (2) If a Member dies before retirement payments begin hereunder, the entire interest of the Member shall be distributed within five years of his death.

                 (3)      If:

                          (A) any portion of a Member's vested Account is payable to or for the benefit of the Member's designated individual Beneficiary,

                          (B) that portion is to be distributed, in accordance with Treasury Regulations, over the life of the designated individual Beneficiary or over a period not extending beyond the life expectancy of the designated individual Beneficiary, and

                          (C) the distributions begin not later than one year after the Member's death, or such later date as the Treasury Regulations may prescribe,

         then, for purposes of Paragraph (2) of this Subsection (b), the portion referred to in Subparagraph (A) of this Paragraph (3) shall be treated as distributed on the date on which the distributions to the designated individual Beneficiary begin.

                 (4) If the designated individual Beneficiary referred to in Paragraph (3)(A) of this Subsection (b) is the surviving spouse of the Member, then

                          (A) the date on which the distributions are required to begin under Paragraph (3)(C) of this Subsection
                 (b) shall not be earlier than the date on which the Member would have attained age 70 1/2, and

                          (B) if the surviving spouse dies before the distributions to such spouse begin, this Subsection (b) shall be applied as if the surviving spouse were the Member

                 (c) For purposes of this Section, the term "required beginning date" means April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2. However, for a Member who is not described in Section 1(b)(3) of Appendix B and who attained age 70 1/2 before January 1, 1988, "required beginning date" means April 1 of the calendar year following the calendar year in which the Member retires or otherwise terminates employment.

         6.8 Direct Rollover. A "Distributee" who is otherwise entitled to a Plan payment may elect in writing to the Plan Administrator to have such payment rolled over directly to (i) an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code, or (ii) a qualified defined contribution plan described in section 401(a) of the Code, the terms of which permit the acceptance of rollover distributions, or an annuity plan described in section 403(a) of the Code. A payment to a surviving spouse, however, may only be rolled over directly into an individual retirement account or annuity described in clause (i) of the preceding sentence. All elections must specify the annuity, account or plan to which the direct rollover shall be made. The Distributee may make such election with respect to payment of any portion of his Account that is not:

                 (a) one of a series of substantially equal periodic payments made at least annually for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and his or her designated beneficiary or for a specified period of 10 years or more,

                 (b)      required under section 401(a)(9) of the Code and
Section 6.7,

                 (c) not includable in his gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock), or

                 (d)      less than $200 in a year.

An election under this Section with respect to a payment that is one of a series of periodic payments shall apply to all subsequent payments in the series. However, the Distributee may change his or her election with respect to future periodic payments by making a new written election with the Plan Administrator. For purposes of this Section, the term "Distributee" means a Member, his surviving spouse, his former spouse, and his former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.


                                   SECTION 7.
                PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT

         7.1 Transfer Not Termination of Employment. Transfer of a Member from one Employer to another Employer or to an Affiliate shall not be deemed under the Plan to be a termination of employment of the Member. Any person who is an Employee of the Company or its subsidiaries on the Acquisition Date and who is not an Employee of InfoMed Holdings, Inc. or any of its subsidiaries as of the Effective Time shall, as of the Effective Time, cease to be an Employee, and shall therefore have terminated employment, for purposes of the Plan, as of the Effective Time.

         7.2 Termination Prior to Death or Retirement. The benefit of a Member who terminates employment for reasons other than death or attainment of a Retirement Date shall be the vested portion of his Account, determined as of the last day of the Plan Year in which such termination occurs, adjusted for a pro rata share of any income, gains and losses attributable thereto through the Valuation Date coinciding with or immediately preceding the date the Member's Account is paid.

         7.3 Vested Portion of Member Accounts. The vested portion of a Member's Account shall be as follows.

                          Full Years of                     Percentage
                          Vesting Service                     Vested
                          ---------------                   ----------
                          Less than 1                             0%
                                  1                              10%
                                  2                              20%
                                  3                              30%
                                  4                              40%
                                  5                              60%
                                  6                              80%
                          7 or more                             100%

         Notwithstanding the foregoing, a Member who is employed as of the Acquisition Date by the Company or InfoMed Holdings, Inc., or an Affiliate of either, shall be 100% vested in such Member's Account.

         7.4 Distribution Rules and Consent to Distributions. Payment of a Member's vested Account is subject to the distribution and notice and consent requirements of Section 6. If the Member's vested Account exceeds $3,500 or exceeded $3,500 at the time of any prior payment, payment will not begin before the Member's Normal Retirement Age without his consent, or in the event of his death without the consent of his spouse. Payment of the Member's vested Account will otherwise be made at the following times:

                 (a) If the Member's vested Account does not exceed $3,500 or did not exceed $3,500 at the time of any prior payment, payment will be made as soon as administratively feasible after the end of the Plan Year in which the Member terminates employment.

                 (b) Payment of the portion that is not invested in Company Stock, and payment of the portion that is invested in Company Stock and which the Member elects to receive in the form of a single sum of Company Stock, Company Stock installments, or in cash installments over at least five years, shall begin as soon as administratively feasible after the end of the Plan Year in which the Member terminates employment.

                 (c) Payment of the portion that is invested in Company Stock which the Member elects in cash payments in a single sum or cash installments of less than five years shall begin at the end of the sixth Plan Year following termination of employment.

                 (d) In no event shall payment begin more than 60 days after the close of the Plan Year in which the Member dies, attains Normal Retirement Age or becomes disabled.

         7.5     Forfeiture and Restoration of Nonvested Amounts.

                 (a) If a Member terminates employment and any portion of his vested Account is paid (including a deemed payment of $0) before he incurs five consecutive Breaks in Service, the portion of the Member's Account in which he is not vested shall be forfeited as of the Valuation Date following his receipt of any payment.

                 (b) If an Employer or an Affiliate reemploys a Member before he incurs five consecutive Breaks in Service and (i) if the Member was vested in any portion of his Account and he repays the Trust the amount which he received by the earlier of the fifth anniversary of his reemployment or the end of five consecutive Breaks in Services following payment to the Member or (ii) if the Member was not vested in any portion of his Account upon his termination of employment, then any portion of his Account which was forfeited shall be restored effective on the Valuation Date coinciding with or next following the repayment or the Member's reemployment, respectively. Such restoration shall be made first from forfeitures available for allocation on that Valuation Date, second from any net income calculated as of that Valuation Date, and third from

Employer contributions. Only after restorations have been made shall the remaining net income be available for allocation under Section 4.

                 (c) If a Member terminates employment, is vested in any portion of his Account and does not receive a payment of any portion of such vested Account before he incurs five consecutive Breaks in Service, then forfeiture of the portion of his Account in which he is not vested shall not occur until he incurs five consecutive Breaks in Service.

         7.6 Rights Upon Change in Vesting Schedule. In the event that a Plan amendment directly or indirectly changes the vesting schedule, the vested percentage for each Member in his Account accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment. In addition, any Member with at least three years of Vesting Service may irrevocably elect to remain under the pre-amendment vesting schedule with respect to all of his benefits accrued both before and after the amendment.

                                   SECTION 8.
                  CONDITIONS OF DISTRIBUTION OF COMPANY STOCK

         8.1 Stock Legend. To the extent necessary to comply with federal or state securities laws, each certificate for Company Stock distributed pursuant to the Plan shall be marked "RESTRICTED" on its face and, to the extent appropriate at the time, shall bear on its reverse side legends to the following effect:

                 (a) That the securities evidenced by the certificate were issued and distributed without registration under the federal Securities Act of 1933 (the "1933 Act") or under the applicable laws of any state or states (collectively referred to as the "State Acts"), in reliance upon certain exemptive provisions of the 1933 Act or any applicable State Acts;

                 (b) That the securities cannot be sold or transferred unless, in the opinion of counsel reasonably acceptable to the Employer, the sale or transfer would be:

                          (1) pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration; and

                          (2) a transaction which is exempt under any applicable State Acts or pursuant to an effective registration statement under or in a transaction which is otherwise in compliance with the State Acts; and

                 (c) That the securities evidenced by the certificate were issued and distributed in accordance with the provisions of the Plan and Trust Agreement, are subject to the provisions thereof, and may not be sold or transferred except in compliance with said provisions.

         8.2 Member Compliance With Securities Laws. If necessary to comply with the 1933 Act or any applicable State Acts, shares of Company Stock distributable under the Plan must be acquired for investment and not with a view to the public distribution. Accordingly, as a condition of receiving Company Stock under the Plan, the distributee may be required to execute an investment letter and any other documents that in the opinion of counsel reasonably acceptable to the Employer are necessary to comply with the 1933 Act or any applicable State Acts or any other applicable laws regulating the issuance or transfer of securities.

         8.3 Put and First Refusal Rights. Each share of Company Stock distributed to a Member or Beneficiary from his InfoMed Account which is allocated to his Account as of the Acquisition Date or allocated thereafter pursuant to the earnings allocation provisions of the Plan shall be subject to Put and First Refusal Rights. The Put Rights grant to the distributee (or his heirs or legatees) the right to require an Employer or its designee to purchase any shares of Company Stock which have been distributed from the Plan provided they are not Publicly Traded at the time (the "Put"). The Put shall be exercisable by giving written notice to the Employer for a period of 60 days following the date of distribution, and if the Put is not exercised within that 60-day period, for an additional period of 60 days which begins on the later of
(1) the first day of the Plan Year following the Plan Year of distribution, or
(2) the day following the expiration of the initial 60 day period. In the case of Company Stock which is Publicly Traded without restriction when distributed but ceases to be so traded during either of the 60 day periods, the Employer must give notice to each distributee (or his heirs or legatees) in writing on or before the tenth day after the date the Company Stock ceases to be so traded informing each distributee (or his heirs or legatees) that for the remainder of the period the Company Stock is subject to the Put and setting forth the terms of the Put. The number of days between the tenth day and the date on which notice is actually given, if later, must be added to the duration of the Put. The period during which the Put is exercisable does not include the time when a distributee (or his heirs or legatees) is unable to exercise it because the Employer (or its designee) is prohibited from honoring it by applicable federal or state law, and the Employer (or its designee) shall not be in breach of the Put if it is prohibited from honoring it by applicable federal or state law. Company Stock purchased pursuant to the Put shall, to the extent permitted by state law, be purchased in cash at its Fair Market Value, in substantially equal payments made over a period of five years commencing within 30 days after the exercise of the Put. The Employer (or its designee) shall provide adequate security and pay reasonable interest on any unpaid amounts. Payment under the Put may not be restricted by the provisions of any loan or any other arrangement, including the terms of the articles of incorporation of the Employer (or its designee), unless required by applicable state law

                 If a Member or, if applicable, his Beneficiary elects an installment distribution of his Account, Company Stock subject to this Section which is purchased pursuant to the Put shall, to the extent permitted by state law, be purchased in cash at their Fair Market Value not later than 30 days after the exercise of the Put.

                 Prior to any sale of Company Stock subject to this Section which is not Publicly Traded at that time, the distributee (or his heirs or legatees) must first offer the Company Stock which he wishes to sell to an Employer or its designee at the greater of (1) Fair Market Value, or (2) the same purchase price and on the same terms as a bona fide offer made by a third party within the preceding 14 days to whom the distributee (or his heirs or legatees) desires to sell the Company Stock (the "First Refusal Rights"). If the Employer or its designee is not willing or able to purchase the Company Stock within 14 days after receipt by the Employer of written notification by the distributee of such purchase price and payment terms, then the distributee (or his heirs or legatees) may proceed to sell the Company Stock to the third party in accordance with the offer, within 28 days after receipt by the Employer of the written notification. In no event may the Employer recognize any purchaser or transferee as the owner of the Company Stock, unless the terms of the First Refusal Rights, as specified above, have been followed.

                                   SECTION 9.
                           ADMINISTRATION OF THE PLAN

         9.1 Trust Agreement. InfoMed Holdings, Inc. shall establish a Trust with the Trustee it designates for the management of the Trust. The Trust shall form a part of the Plan and is incorporated herein by reference.

         9.2 Operation of the Plan Administrator. InfoMed Holdings, Inc. shall appoint a Plan Administrator or in the absence of an appointment, InfoMed Holdings, Inc. shall be the Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator. InfoMed Holdings, Inc. shall have the right to remove the Plan Administrator at any time by written notice. The Plan Administrator may resign at any time by written notice of resignation to the Trustee and InfoMed Holdings, Inc.. Upon removal or resignation, or in the event of the dissolution of the Plan Administrator, InfoMed Holdings, Inc. shall appoint a successor.

         9.3     Fiduciary Responsibilities and Allocation of Duties.

                 (a) Each Fiduciary's role shall be limited solely to the exercise of its own authority and discretion, as defined under the terms of the Plan and Trust or as allocated to it.

                 (b) The Plan Administrator may allocate its fiduciary responsibilities among Fiduciaries other than the Trustee, designated in writing by the Plan Administrator and may designate in writing other persons to carry out its fiduciary responsibilities under the Plan. The Plan Administrator may at any time remove any such person designated to carry out its fiduciary responsibilities under the Plan by written notice to such person.

                 (c) The Trustee may allocate its fiduciary duties to an Investment Manager or any other Fiduciary with respect to all or any portion of the Trust. Unless otherwise provided for in the Trust Agreement, such allocation shall be effective upon delivery of written notice by the Trustee to all affected Fiduciaries.

                 (d) Each Fiduciary may employ persons to perform services and to render advice with regard to any of the Fiduciary's responsibilities under the Plan. Charges for all such services performed and advice rendered may be directly paid by each Employer but until paid shall constitute a charge against the Trust.

                 (e) Each Employer (other than the Company and the Subsidiaries) shall indemnify and hold harmless each person constituting the Plan Administrator or the Investment Committee from and against all claims, losses, costs, expenses (including, without limitation, attorney's fees and court costs), damages, actions or causes of action arising from, on account of or in connection with the performance by such person of his duties in such capacity, other than such of the foregoing arising from, on account of or in connection with the willful neglect or willful misconduct of such person so acting.

                 (f) Each Fiduciary shall discharge its duties solely in the interest of the Members and Beneficiaries, and

                          (1) for the exclusive purpose of providing benefits to Members and Beneficiaries and defraying reasonable expenses of administration;

                          (2) with the care, skill, prudence and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims;

                          (3) by diversifying the investments so as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so; and

                          (4)     in accordance with the Plan and Trust.

The diversification requirement set forth in Paragraph (3) above shall not apply to the acquisition or holding of Company Stock and the prudence requirement set forth in Paragraph (2) above, to the extent that it requires diversification, shall not be applicable to the acquisition or holding of Company Stock.

         9.4     Duties of the Plan Administrator.

                 (a) The Plan Administrator shall advise the Trustee with respect to all payments under the terms of the Plan and shall direct the Trustee in writing to make such payments from the Trust. In no event shall the Trustee be required to make such payments if the Trustee has knowledge that such payments are contrary to the terms of the Plan and the Trust.

                 (b) The Plan Administrator shall establish rules, not contrary to the Plan and the Trust, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Participant or Beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits. All determinations of the Plan Administrator shall be conclusive and binding on all Employees, Members, Beneficiaries and Fiduciaries.

                 (c) The statement of specific duties for a Plan Administrator in this Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or the Trust.

         9.5 Investment Manager. The Trustee may, by action in writing to InfoMed Holdings, Inc., appoint an Investment Manager. The Trustee may remove an Investment Manager in the same manner in which appointed. In the event of any removal, the Investment Manager shall, as soon as possible, but in no event more than 30 days after notice of removal, turn over all assets managed by it to the Trustee or to any successor Investment Manager appointed, and shall make a full accounting to the Trustee with respect to all assets managed by it since its appointment as an Investment Manager.

         9.6 Investment Committee. InfoMed Holdings, Inc. may, by action in writing certified by notice to the Trustee, appoint an Investment Committee. InfoMed Holdings, Inc. may remove any person on the Investment Committee at any time by written notice to such person. A person on the Investment Committee may resign at any time by written notice to InfoMed Holdings, Inc. Upon such removal or resignation, InfoMed Holdings, Inc. may appoint a successor. Until a successor has been appointed, the remaining persons on the Investment Committee may continue to act as the Investment Committee.

         9.7 Action by an Employer. Any action to be taken by an Employer shall be taken by resolution or written direction duly adopted by its board of directors, its governing body or authorized agent; provided, however, that by such resolution or written direction, the board of directors or appropriate governing body may delegate to any officer or other appropriate person the authority to take any such actions as may be specified in such resolution or written direction.

         9.8     Voting and Decisions Regarding Company Stock.

         (a) For so long as Members are not permitted to direct the investment of any portion of their Accounts into or out of Company Stock pursuant to the terms of the Trust:

                 (1) the Trustee shall vote shares of Company Stock held in the Trust; and

                 (2) all decisions affecting Company Stock held in the Trust which do not involve voting of such Company Stock, including, without limitation, decisions to reject or consent to tender or exchange offers and similar decisions, shall be made by the Trustee.

         (b) At such time as Members are permitted to direct the investment of any portion of their Accounts into or out of Company Stock pursuant to the terms of the Trust:

                 (1) the Trustee shall vote shares of Company Stock allocated to the Accounts of Members and Beneficiaries as follows:

                 (A) whole shares of Company Stock allocated to Accounts for which it has received instructions from Members shall be voted in accordance with those instructions. In the absence of voting instruction by a Member, whole shares of Company Stock held in a Member's Account shall be voted by the Trustee.

                 (B) the combined fractional shares and fractional rights to shares of Company Stock held in Accounts shall be voted to the extent possible in the same proportion as whole shares of Company Stock held in such Accounts are directed to be voted by Members;

                 (2) all decisions affecting Company Stock which do not involve voting of such Company Stock, including, without limitation, decisions to reject or consent to tender or exchange offers and similar decisions, shall be determined by the Trustee in the same manner as voting decisions as described in Section (b)(1) above; and

                 (3) the Plan Administrator shall be responsible for ensuring that information relating to the purchase, holding and sale of Company Stock and the exercise of voting, tendering and similar rights with respect to such Company Stock by Members and Beneficiaries, is maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or State laws not preempted by ERISA, that the procedures are sufficient to safeguard the confidentiality of the information, that such procedures are being followed, and that the independent fiduciary required herein is appointed. The Plan Administrator shall appoint an independent fiduciary to carry out activities relating to any situations which the Plan Administrator determines involve a potential for undue employer influence upon Members and Beneficiaries with regard to the direct or indirect exercise of shareholder rights.

                                  SECTION 10.
                             CLAIM REVIEW PROCEDURE

         10.1 In the event that a Member or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to the claimant written notice of the denial which shall set forth:

                 (a)      the specific reasons for the denial;

                 (b) specific references to the pertinent provisions of the Plan on which the denial is based;

                 (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary; and

                 (d)      an explanation of the Plan's claim review procedure.

         10.2 After receiving written notice of the denial of a claim, a claimant or his representative may:

                 (a) request a review of the denial by written application to the Plan Administrator;

                 (b)      review pertinent documents; and

                 (c) submit issues and comments in writing to the Plan Administrator.

         10.3 If the claimant wishes a review of the decision denying his claim to benefits under the Plan, he must submit written application to the Plan Administrator within 60 days after receiving written notice of the denial.

         10.4 Upon receiving the written application for review, the Plan Administrator may schedule a hearing for purposes of reviewing the claimant's claim, which hearing shall take place not more than 30 days from the date on which the Plan Administrator received the written application for review.

         10.5 At least ten days prior to the scheduled hearing, the claimant and any representative designated in writing by him shall receive written notice of the date, time, and place of the scheduled hearing.

         10.6 All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

         10.7 No later than 60 days following the receipt of the written application for review, the Plan Administrator shall submit its decision on the review in writing to the claimant involved and to his representative, if any; provided, however, a decision on the written application for review may be extended, in the event special circumstances such as the need to hold a hearing require an extension of time, to a day no later than 120 days after the date of receipt of the written application for review. The decision shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.

                                  SECTION 11.
                 LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY
                 INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS

         11.1 Anti-Alienation Clause. No benefit payable under the Plan to any person shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, except as may be required by law. However, this Section shall not apply to a "qualified domestic relations order," as defined in section 414(p) of the Code, and benefits may be paid pursuant to the provisions of such an order.

         11.2 Payments to Legal Guardians. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

         11.3 Lost Members and Beneficiaries. If the Plan Administrator cannot ascertain the whereabouts of any Member or Beneficiary to whom a payment is due under the Plan, the Plan Administrator may direct that the payment and all remaining payments otherwise due to the Member or Beneficiary be canceled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with the Plan except that, if the Member or Beneficiary later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the Employer shall contribute to the Plan an amount equal to the payment to be paid to him as soon as administratively feasible.

                                  SECTION 12.
                       AMENDMENT TO OR TERMINATION OF THE
                               PLAN AND THE TRUST

         12.1 Amendment and Termination. InfoMed Holdings, Inc. through its board of directors at a meeting or by way of written consent may, at any time amend or terminate the Plan or the Trust, in whole or in part; provided, however, that the duties or liabilities of the Trustee shall not be increased without its written consent. No Employer other than InfoMed Holdings, Inc. shall have the right to so amend or terminate the Plan or the Trust. However, each Employer may terminate its own participation in the Plan and Trust pursuant to the Plan.

         12.2 Termination of Adoption by an Employer. Effective immediately prior to the Effective Time, each Employer shall have the right to terminate its participation in the Plan and Trust by action of its board of directors, other appropriate governing body or authorized agent, and by delivery of written notice to InfoMed Holdings, Inc. and the Trustee, unless such termination would result in the disqualification of the Plan or the exempt status of the Trust or would so adversely affect the Plan or the Trust as to any other Employer. If contributions by an Employer are completely terminated, the Plan and Trust shall be deemed terminated as to such Employer. Any termination by an Employer shall not be a termination as to any other Employer.

         12.3 Effect of Plan Termination. If the Plan is terminated by InfoMed Holdings, Inc., it shall be terminated as to all Employers, and the Accounts of each affected Member shall be fully vested. If either contributions to the Trust are permanently discontinued or the adoption of the Plan is terminated by any Employer, then the Accounts of each affected Member who is an Employee of such Employer shall be fully vested. After payment of expenses and taxes, each Member's Account shall be distributed according to the provisions of Section 6.

         12.4 Qualification Determination. In the event of the termination of the Plan or the Trust with respect to an Employer, the Accounts of the Members employed by such Employer shall be held subject to the instructions of the Plan Administrator; provided that the Trustee shall not be required to make any distribution until it receives a copy of an Internal Revenue Service determination letter to the effect that the termination does not affect the qualified status of the Plan or the exempt status of the Trust or, in the event that such a letter is not issued, until the Trustee is reasonably satisfied that adequate provision has been made for the payment of all taxes which may be due and owing by the Trust.

         12.5 Plan Merger. In the case of any merger or consolidation of the Plan with, or any transfer of the assets or liabilities of the Plan to, any other plan qualified under section 401 of the Code, the terms of the merger, consolidation or transfer shall be such that each Member would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which the Member would have received in the event of termination of the Plan immediately before the merger, consolidation or transfer.

                                  SECTION 13.
                       ADOPTION OF THE PLAN BY AFFILIATES

         Any Affiliate, if authorized to do so by InfoMed Holdings, Inc., may adopt the Plan and Trust by action of the board of directors or other appropriate governing body of such Affiliate. Any adoption shall be evidenced by resolutions of the foregoing board of directors or appropriate writing of the governing body indicating the adoption, and by the execution of or contributions to the Trust by the adopting Affiliate. The resolution or other appropriate writing shall state the effective date of the adoption of the Plan by the Employer and the "limitation year" for purposes of section 415 of the Code if such is not the calendar year. However, if the Plan and Trust as adopted by an Affiliate under the foregoing provisions shall fail to receive the initial approval of the Internal Revenue Service as qualified under sections 401(a) and 501(a) of the Code, any contributions remaining after payment of all expenses will be returned to such Affiliate free of any trust, and the Plan and Trust shall terminate as to the adopting Affiliate.

                                  SECTION 14.
                   QUALIFICATION AND RETURN OF CONTRIBUTIONS

         14.1 Contributions Conditioned on Qualification. If the Plan and Trust fail to receive the initial approval of the Internal Revenue Service as a qualified plan and trust within one year after denial of qualification (i) the contribution of an Employer after payment of all expenses will be returned to an Employer free of the Plan and Trust, (ii) contributions made by a Member shall be returned to the Member who made the contributions, and (iii) the Plan and Trust shall thereupon terminate.

         14.2 Mistake of Fact and Nondeductibility. If and to the extent permitted by the Code and ERISA and other applicable laws and rulings, upon an Employer's request, a contribution which was made by reason of a mistake of fact or which was conditioned on the deductibility of the contribution under section 404 of the Code, shall be returned to an Employer within one year after the payment of the contribution, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

         14.3 Amount to be Returned. In the event of a contribution which was made by reason of a mistake of fact or which was conditioned on the deductibility of the contribution, the amount to be returned to the Employer shall be the excess of the contribution above the amount that would have been contributed had the mistake of fact or loss of the deduction not occurred, less any net loss attributable to the excess. Any net income attributable to the excess shall not be returned to the Employer. No return of any portion of the excess shall be made to the Employer if the return would cause the balance in a Member's Account to be less than the balance would have been had the mistaken contribution not been made.

                                  SECTION 15.
                                 GOVERNING LAW

         To the extent not preempted by the laws of the United States, the laws of the State of Georgia shall apply to the Plan.

                                  SECTION 16.
                              INSURANCE CONTRACTS

         16.1 Right to Hold Contracts. The Trustee may continue to hold each life insurance contract (an "Insurance Contract") on the life of a Member previously procured by the Trustee or by the trustee of any predecessor plan.

         16.2 Incidental Benefits. The aggregate premiums paid for ordinary or whole life and term insurance contracts on the life of a Member shall at all times be less than 50% and 25%, respectively, of an Employer's contributions and forfeitures allocated to the Member's Account at any particular time. If, due to the foregoing limitations, the Trustee is unable to pay any part of any premium due on an Insurance Contract on the life of a Member, the Trustee shall have the power to borrow the required premium from the insurance company, using the cash surrender value of the Insurance Contract as security; to convert the Insurance Contract into a paid-up Insurance Contract; or to convert the Insurance Contract into cash and to apply the proceeds therefrom to the amount allocated to the Accounts of the Member.

         16.3 Policy Ownership. Title to all Insurance Contracts shall be vested in the Trustee. Upon the death of a Member prior to his retirement or termination of employment, the Trustee shall pay the proceeds with respect to any Insurance Contract to the Member's Beneficiary, to be distributed in accordance with Section 6. In the event of a Member's retirement or termination other than by death, the Trustee shall convert the entire value of any Insurance Contract into cash and credit the amount to the Member's Other Investment Account to be distributed in accordance with Section 6 or 7, as applicable.

                                   SECTION 17
                      INCORPORATION OF SPECIAL LIMITATIONS

         Appendices A and B to the Plan, attached hereto, are incorporated by reference and apply notwithstanding anything to the contrary contained herein.

         IN WITNESS WHEREOF, the Company and InfoMed Holdings, Inc. have caused this indenture to be executed as of the date first above written.

                      CENTRAL HEALTH HOLDING COMPANY, INC.


                                    By:/s/ Gary M. Bremer
                                       --------------------------------------
                                    Title:President & Chief Executive Officer
                                          -----------------------------------
ATTEST:
/s/ Cindy Lumpkin
------------------------------
Title: Secretary
      ------------------------

         [CORPORATE SEAL]

                                       INFOMED HOLDINGS, INC.



                                        By: /s/ Gary M. Bremer
                                           ------------------------------------
                                        Title: Chief Executive Officer
                                              ---------------------------------

ATTEST:
/s/ James A. Tramonte
------------------------------
Title: Secretary
      ------------------------

         [CORPORATE SEAL]

                                   APPENDIX A
                           LIMITATION ON ALLOCATIONS

                                   SECTION 1.

         The "annual addition" for any Member for any one limitation Year may not exceed the lesser of:

                 (a) $30,000, which amount shall be adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury; or

                 (b)      25% of the Member's Annual Compensation.

         A "Highly Compensated Employee" includes: (a) An Employee who, during the current Plan Year or the immediately preceding Plan Year or for Plan Years after December 31, 1991, on a day during the current Plan Year which reasonably represents the Employer's workforce and the Plan's coverage during such Plan
Year:

                 (1) was at any time an owner of more than 5% of the Employer or Affiliate; or

                 (2) received Annual Compensation in excess of $75,000, as adjusted by the Secretary of the Treasury; or

                 (3) received Annual Compensation in excess of $50,000, as adjusted by the Secretary of the Treasury, and who was in the group consisting of the most highly compensated 20 of the Employees; or

                 (4) was at any time an officer of the Employer or Affiliate and had Annual Compensation greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for the calendar year in which the Plan Year ends. However, no more than 50 employees or if lesser (i) the greater of three or 10% of the employees shall be treated as officers. If for any year no officer of the Employer meets the requirements of this Paragraph (4), the highest paid officer of the Employer for the Plan Year shall be considered an officer.

If during the immediately preceding Plan Year the Employee was not described in Paragraph (2), (3) or (4) above (based upon the Annual Compensation limit applicable to the immediately preceding Plan Year, but without regard to this sentence), the Employee shall not be treated as being described therein unless the Employee's Annual Compensation is such that the Employee is in the group of the 100 Employees being paid the greatest amount of Annual Compensation.

        The Plan Administrator may elect to substitute $50,000 (as adjusted) for $75,000 (as adjusted) in Paragraph (2) above provided that at all times during the Plan Year the Employer and its Affiliates maintain significant business activities and have Employees in at least two significantly separate geographic areas and satisfy such other conditions as the Secretary of the Treasury prescribes.

         For purposes of-Paragraphs (3) and (4) above, the following shall be excluded when determining the number of Employees in the most highly compensated 20` of the Employees and the number of officers:

                 (i)   Employees who have not completed six months of service.

                 (ii) Employees who normally work less than 17 1/2 hours per week,

                 (iii) Employees who normally work during not more than six months during any Plan Year,

                 (iv)  Employees who have not attained age 21,

                 (v) Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer or its Affiliates, provided 90% or more of the Employees are covered under collective bargaining agreements and the Plan only covers Employees who are not covered under the collective bargaining agreements, and

                 (vi) Employees who are non-resident aliens and who received no earned income from the Employer or its Affiliates from sources within the United States.

                 (c) If any Employee is a member of the family of a 5% owner as defined in Paragraph (a)(l) or of a Highly Compensated Employee whose Annual Compensation is among the ten Highly Compensated Employees receiving the greatest amount of Annual Compensation during the Plan Year, then (1) the Employee shall not be considered a separate Employee, and (2) any Annual Compensation paid to the Employee, and any applicable contribution or benefit on behalf of the Employee, shall be treated as if it were paid to, or on behalf of, the 5% owner or the Employee who is among the ten Highly Compensated Employees receiving the greatest amount of Annual Compensation during the Plan Year. "Family" means the Employee's spouse and lineal descendants or ascendant and the spouses of lineal descendants or ascendant.

                 (d) A former Employee shall be treated as a Highly Compensated Employee if (1) the former Employee was a Highly Compensated Employee at the time he separated from service with the Employer or Affiliate or (2) the former Employee was a Highly Compensated Employee at any time after he attained age 55.

                 (e) For purposes of this definition, Annual Compensation shall include amounts paid by Affiliates and shall be determined without regard to the $150,000 limitation. as adjusted.

                                   SECTION 2.

         For the purposes of this Appendix A, the term "annual addition" for any Member means for any limitation year, the sum of certain Employer and Member contributions, forfeitures, and other amounts as determined in section 415(c)(2) of the Code in effect for that limitation year.

                                   SECTION 3.

         In the event that an Employer maintains a defined benefit plan under which a Member also participates, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any limitation year for any Member may not exceed 1.0.

                 (a) The defined benefit plan fraction for any limitation year is a fraction:

                          (1) the numerator of which is the projected annual benefit of the Member under the defined benefit plan (determined as of the close of such year); and

                          (2)     the denominator of which is the lesser of

                                  (A)      the product of 1.25, multiplied by
                 the maximum annual benefit allowable under section 415(b)(1)(A) of the Code, or

                                  (B)      the product of

                                        (i)  1.4, multiplied by

                                        (ii) the maximum amount which may be
                                  taken into account under section 415(b) (1)
                                  (B) of the Code with respect to the Member under the defined benefit plan for the limitation year (determined as of the close of the limitation year).

                          (b) The defined contribution plan fraction for any
                limitation year is a fraction:

                          (1) the numerator of which is the sum of a Member's
                 annual additions as of the close of the year; and

                          (2) the denominator of which is the sum of the lesser
                 of the following amounts determined for the year and for all prior limitation years during which the Member was employed by an Employer:

                          (A) the product of 1.25, multiplied by the dollar
                 limitation in effect under section 415(c)(1)(A) of the Code for the limitation year (determined without regard to section 415(c)(6) of the Code); or

                          (B) the product of

                                  (i)      1.4, multiplied by

                                  (ii) the amount which may be taken into
                          account under section 415(c)(1)(B)(or section 415(c)(7), if applicable) of the Code with respect to the Member for the limitation year.

                                   SECTION 4.

         For purposes of this Appendix A, the term "limitation year" shall mean a Plan Year unless an Employer elects, by adoption of a written resolution, to use any other twelve-month period adopted in accordance with regulations issued by the Secretary of the Treasury. For purposes of applying the limitations set forth in this Appendix A, the term "Employer" shall mean an Employer and any other corporations which are members of, the same controlled group of corporations (as described in section 414(b) of the Code, as modified by section 415(h) of the Code) as is an Employer, any other trades or businesses (whether or not incorporated) under common control (as described in section 414(c) of the Code, as modified by section 415(h) of the Code) with an Employer, any other corporations, partnerships, or other organizations which are members of an affiliated service group (as described in section 414(m) of the Code) with an Employer, and any other entity required to be aggregated with an Employer pursuant to regulations under section 414(o) of the Code.

                                   SECTION 5.

         For purposes of applying the limitations of this Appendix A, all defined contribution plans maintained or deemed to be maintained by an Employer shall be treated as one defined contribution plan, and all defined benefit plans now or previously maintained or deemed to be maintained by an Employer shall be treated as one defined benefit plan.

                                   SECTION 6.

         In the event that as a result of either the allocation of forfeitures to the Account of a Member or a reasonable error in estimating the Member's Annual Compensation, the annual addition allocated to the Account of a Member exceeds the limitations set forth in Section 1 of this Appendix or if the aggregate contributions made on for a Member under both a defined benefit plan and a defined contribution plan, subject to the reduction of allocations in other defined contribution plans required by Section 5 of this Appendix, cause the aggregate limitation fraction set forth in Section 3 of this Appendix to be exceeded, the Plan Administrator will direct the Trustee to take such of the following actions as the Plan Administrator deems appropriate, specifying in each case the amount or amounts of contributions involved:

                 (a) Reduce forfeitures allocated under first the Central Health Account and then the InfoMed Account to the Member and reallocate such reductions to the Accounts under the Central Health Account or InfoMed Account, as applicable, of Members who are not affected by the limitations in the same proportion as the contributions of the Employer under the Central Health Account and the InfoMed Account, respectively, for the year is allocated to the Accounts under the Central Health Account or InfoMed Account, as applicable of the Members.

                 (b) Reduce Employer contributions made under first the Central Health Account and then the InfoMed Account for the Member. The amount of such reduction shall be reallocated under first the Central Health Account and the InfoMed Account, as applicable, to the Accounts of Members who are not affected by the limitations in the same proportion as the contribution of the Employer for the year is allocated to the Accounts of the Members.

                                   APPENDIX B
                              TOP-HEAVY PROVISIONS

                                   SECTION 1.

         As used in this Appendix, the following words shall have the following meanings:

         (a) "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year, means the last day of the first Plan Year.

         (b) "Key Employee" means an Employee or former Employee (including a Beneficiary of a Key Employee or former Key Employee) who at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years is:

                 (1) An officer of the Employer or of any Affiliate whose Annual Compensation was greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which the Determination Date falls. The term "officer" refers to those persons described in section 416(i)(1)(A)(i) of the Code and in applicable Treasury Regulations.

                 (2) One of the ten Employees whose Annual Compensation more than the amount in effect under Code section 415(c)(1)(A) for the calendar year in which the Determination Date falls and who owns (or is considered as owning within section 318 of the Code) both (A) more than 1/2% of the outstanding stock of the Employer or an Affiliate, more than 1/2% of the total combined voting power of all stock of the Employer or an Affiliate, or more than 1/2% of the capital or profits interest in the Employer or an Affiliate, and (B) the largest percentage ownership interests in the Employer or any of its Affiliates.

                 (3) An owner of 5% or more of the outstanding stock of the Employer or an Affiliate or of the total combined voting power of all stock of the Employer or an Affiliate.

                 (4) An owner of 1% or more of the outstanding stock of the Employer or an Affiliate or of the total combined voting power of all stock of the Employer or an Affiliate, and who in such Plan Year had Annual Compensation from the Employer and all of its Affiliates of more than $150,000.

Employees other than Key Employees are sometimes referred to in this Appendix as "non-key employees."

         (c)      "Required Aggregation Group" means:

                 (1) each plan of the Employer and its Affiliates which qualifies under section 401(a) of the Code in which a Key Employee is a Participant and

                 (2) each other plan of the Employer and its Affiliates which qualifies under section 401(a) of the Code and which enables any plan described in Subsection (a) of this Section to meet the requirements of sections 401(a)(4) or 410 of the Code.

         (d)(1) "Top-Heavy" means:

                 (A) if the Plan is not included in a Required Aggregation Group, the Plan's condition in a Plan Year for which, as of the Determination Date:

                          (i) the present value of the cumulative Accounts
                 under the Plan for all Key Employees exceeds 60% of the present value of the cumulative Accounts under the Plan for all Members; and

                           (ii) the Plan, when included in every potential
                  combination, if any, with any or all of:

                                  (I)  any Required Aggregation Group, and

                                  (II) any plan of the Employer which is not
                          part of any Required Aggregation Group and which qualifies under section 401(a) of the Code is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

                          (B) if the Plan is included in a Required Aggregation
                 Group, the Plan's condition in a Plan Year for which, as of the Determination Date:

                          (i) the Required Aggregation Group is a Top-Heavy
                 Group (as defined in Paragraph (2) of this Subsection); and

                          (ii) the Required Aggregation Group, when included in
                 every potential combination, if any, with any or all of the plans of the Employer and its Affiliates which are not part of the Required Aggregation Group and which qualify under section 401(a) of the Code, is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection).

                          (C) For purposes of Subparagraphs(A)(ii) and (B)
                 (ii) of this Paragraph (I), any combination of plans must satisfy the requirements of sections 401(a)(4) and 410 of the Code.

                 (2) A group shall be deemed to be a Top-Heavy Group if:

                          (A) the sum, as of the Determination Date, of the
                 present value of the cumulative accrued benefits for all Key Employees under all plans included in such group exceeds

                          (B) 60% of a similar sum determined for all
                 participants in such plans.

                 (3) (A) For purposes of this Section, the present value of the accrued benefit for any participant in a defined contribution plan as of any Determination Date or last day of a plan year shall be the sum of:

                                (i)   as to any defined contribution plan
                         other than a simplified employee pension, the account balance as of the most recent valuation date occurring within the plan year ending on the Determination Date or last day of a plan year, and

                                (ii)  as to any simplified employee pension,
                         the aggregate employer contributions, and

                                (iii) an adjustment for contributions due as
                         of the Determination Date or last day of a plan year.

                 In the case of a plan that is not subject to the minimum funding requirements of section 412 of the Code, the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date or last day of the plan year to the extent not included under Clause
                 (i) or (ii) of this Subparagraph (A); provided, however, that in the first plan year of the plan, the adjustment in Clause
                 (iii) of this Subparagraph (A) shall also reflect the amount of any contributions made thereafter that are allocated as of a date in such first plan year. In the case of a plan that is subject to the minimum funding requirements, the account balance in Clause (i) and the aggregate contributions in Clause (ii) of this Subparagraph (A) shall include contributions that would be allocated as of a date not later than the Determination Date or last day of a plan year, even though those amounts are not yet required to be contributed, and the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in section 412(c)(10) of the Code to the extent not included under Clause (i) or (ii) of this Subparagraph (A).

                          (B) For purposes of this Subsection, the present
                 value of the accrued benefit for any participant in a defined benefit plan as of any Determination Date or last day of a plan year must be determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date or last day of a plan year as if such participant terminated as of such valuation date; provided, however, that in the first plan year of a plan, the present value of the accrued benefit for a current participant must be determined either (i) as if the participant terminated service as of the Determination Date or last day of a plan year or
                 (ii) as if the participant terminated service as of such valuation date, but taking into account the estimated accrued benefit as of the Determination Date or last day of a plan year. For purposes of this Subparagraph (B), the valuation date must be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year. The actuarial assumptions utilized in calculating the present value of the accrued benefit for any participant in a defined benefit plan for purposes of this Subparagraph (B) shall be established by the Plan Administrator after consultation with the actuary for the plan, and shall be reasonable in the aggregate and shall comport with the requirements set forth in section 1.416-1, Q&A T-26 & T-27, of the Treasury Regulations.

                          (C) For purposes of determining the present value of
                 the cumulative accrued benefit under a plan for any participant in accordance with this Subsection, the present value shall be increased by the aggregate distributions made with respect to the participant (including distributions paid on account of death to the extent they do not exceed the present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered, and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Plan, during the five-year period ending on the Determination Date or last day of the plan year that falls within the calendar year in which the Determination Date falls.

                          (D) For purposes of this Paragraph (3), participant
                 contributions which are deductible as "qualified retirement contributions" within the meaning of section 219 of the Code or any successor, as adjusted to reflect income, gains, losses, and other credits or charges attributable thereto, shall not be considered to be part of the accrued benefits under any plan.

                          (E) For purposes of this Paragraph (3), if any
                 employee is not a Key Employee with respect to any plan for any plan year, but such employee was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such employee shall not be taken into account.

                          (F) For purposes of this Paragraph (3), if any
                 employee has not performed any service for any Employer or Affiliate maintaining the plan during the five-year period ending on the Determination Date, any accrued benefit for that employee shall not be taken into account.

                          (G) (i) In the case of an "unrelated rollover" (as
                 defined below) between plans which qualify under section 401(a) of the Code, (a) the plan providing the distribution shall count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall not consider the distribution part of the accrued benefit under this Section: and

                 (ii) in the case of a "related rollover" (as defined below) between plans which qualify under section 401(a) of the Code, (a) the plan providing the distribution shall not count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall consider the distribution part of the accrued benefit under this Section.

An "unrelated rollover" is a rollover as defined in sections 402(a)(5) (section 402(c) beginning January 1, 1993) or 408(d)(3) of the Code or a plan-to-plan transfer which is both initiated by the participant and made from a plan maintained by one employer to a plan maintained by another employer where the employers are not Affiliates, or a plan-to-plan transfer which is either not initiated by the participant or made to a plan maintained by an Employer or an Affiliate.

                                   SECTION 2.

                 (a) Notwithstanding anything contained in the Plan to the contrary, except as otherwise provided in Subsection (b) of this Section, in any Plan Year during which the Plan is Top-Heavy, allocations of Employer contributions and forfeitures for the Plan Year for the Account of each Member who is not a Key Employee and who has not separated from service with the Employer prior to the end of the Plan Year shall not be less than 3% of the Member's Annual Compensation. For purposes of this Subsection, an allocation to a Member's Account resulting from any Employer contribution attributable to a salary reduction or similar arrangement shall not be taken into account.

                 (b) (1) The percentage referred to in Subsection (a) of this Section for any Plan Year shall not exceed the percentage at which allocations are made or required to be made under the Plan for the Plan Year for the Key Employee for whom the percentage is highest for the Plan Year. For purposes of this Paragraph, an allocation to the Account of a Key Employee resulting from any Employer contribution attributable to a salary reduction or similar agreement shall be taken into account.

                          (2) For purposes of this Subsection (b), all defined
contribution plans which are members of a Required Aggregation Group shall be treated as part of the Plan

                          (3)     This Subsection (b) shall not apply to any
plan which is a member of a Required Aggregation Group if the plan enables a defined benefit plan which is a member of the Required Aggregation Group to meet the requirements of sections 401(a)(4) or 410 of the Code.

                                   SECTION 3.

         In any limitation year (as defined in Section 4 of Appendix A to the Plan) which contains any portion of a Plan Year in which the Plan is Top-Heavy, the number "1.0" shall be substituted for the number "1.25" in Section 3 of Appendix A to the Plan.

                                   SECTION 4.

         In any Plan Year during which the Plan is Top-Heavy, a Member's interest in his Account shall not vest at any rate which is slower than the following schedule:

                          Full Year of             Percentage
                          Vesting Service            Vested
                          ---------------          ----------

                          Less than 1                     0%
                                  1                     10%
                                  2                     20%
                                  3                     40%
                                  4                     60%
                                  5                     80%
                          6 or more                     100%

The Schedule set forth above shall be inapplicable to a Member who has failed to perform an Hour of Service after the Determination Date on which the Plan has become Top-Heavy. When the Plan ceases to be Top-Heavy, the Schedule set forth above shall cease to apply; provided however, that the provisions of the Section dealing with changes in the vesting schedule shall apply.

               FIRST AMENDMENT TO SIMIONE CENTRAL HOLDINGS, INC.
              PROFIT SHARING PLAN (FORMERLY INFOMED HOLDINGS, INC.
                  PROFIT SHARING PLAN PRIOR TO THE ADOPTION OF
                                THIS AMENDMENT)

         THIS INDENTURE made on the 14th day of February, 1997, by Simione Central Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company");

                                  INTRODUCTION

         On December 19, 1996, the name of InfoMed Holdings, Inc. was changed to "Simione Central Holdings, Inc." Accordingly, the Company desires to amend the InfoMed Holdings, Inc. Profit Sharing Plan (the "Plan") to reflect that name change.

         NOW, THEREFORE, the Company does hereby amend the Plan effective December 19, 1996, by changing the name of the Plan to the "Simione Central Holdings, Inc. Profit Sharing Plan" and by changing all references in the Plan from "InfoMed Holdings, Inc." to "Simione Central Holdings, Inc."

         Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

         IN WITNESS WHEREOF, the Company has executed this First Amendment as of the day and year first above written.

                                SIMIONE CENTRAL HOLDINGS, INC.

                                By: /s/ James A. Tramonte
                                   ------------------------------------------

                                Title: Secretary
                                      ---------------------------------------